UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-42297	99-1116001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.01 par value	BLK	New York Stock Exchange
3.750% Notes due 2035	BLK 35	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

This Current Report on Form 8-K is being filed in connection with the completion on July 1, 2025 (the “Closing Date”) of BlackRock, Inc.’s (the “Company”) previously announced acquisition of 100% of the business and assets of HPS Investment Partners (“HPS”), a leading global credit investment manager (the “Acquisition”).

In connection with the Acquisition, approximately 8.5 million units of BlackRock Saturn Subco, LLC, a consolidated subsidiary of the Company (“Subco Units”), were delivered to former equityholders of HPS. Such Subco Units are exchangeable into shares of the Company’s common stock on 1:1 basis (subject to customary adjustments). In addition, certain restricted stock units relating to shares of the Company’s common stock (“RSUs”) were issued to HPS employees, subject to certain vesting conditions.

Pursuant to the transaction agreement for the Acquisition (the “Transaction Agreement”), additional Subco Units may be issued in approximately five years, subject to achievement of certain post-closing conditions and financial performance milestones. The Transaction Agreement also contains a customary purchase price adjustment which may be satisfied by the issuance of additional Subco Units. In general, subject to the purchase price adjustment, if all contingent consideration is achieved, all Subco Units are exchanged for shares of the Company’s common stock (including those issued on the Closing Date), and all RSUs vest and are settled in the form of shares of the Company’s common stock, the Company does not expect to issue more than approximately 13.8 million additional shares of common stock in the aggregate (with approximately one million common shares issuable in respect of RSUs).

On the Closing Date, the Company issued a press release announcing the closing of the Acquisition, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated July 1, 2025.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

Date: July 1, 2025

	By:	/s/ R. Andrew Dickson III
R. Andrew Dickson III
Managing Director and Corporate Secretary

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